SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY 10018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2010, CapLease, Inc. (“we”) entered into an amendment to our sales agreement with Brinson Patrick Securities Corporation (“Brinson Patrick”) relating to shares of our 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share.  The amendment to the sales agreement extends the terms of the original sales agreement entered into as of October 9, 2009, between us and Brinson Patrick, to our Series A Preferred Stock.  Pursuant to the amended sales agreement, we may issue and sell through Brinson Patrick, from time to time, shares of our Series A Preferred Stock, and Brinson Patrick agrees to use its best efforts to sell such shares during the term of the agreement and on the terms set forth therein.

Sales of the shares of Series A Preferred Stock, if any, may be made in privately negotiated transactions, through alternative trading systems and/or any other method permitted by law, including transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.  We have no obligation to sell any shares of Series A Preferred Stock pursuant to the amended sales agreement, and may at any time suspend solicitation and offers pursuant to the amended sales agreement or terminate the amended sales agreement.

We will pay Brinson Patrick a commission of 1.5% of the gross sales price per share sold.  We have agreed to provide indemnification and contribution to Brinson Patrick against liabilities, including liabilities under the Act.

A prospectus supplement relating to up to 1,000,000 shares of Series A Preferred Stock to be sold through Brinson Patrick and accompanying prospectus was filed with the Securities and Exchange Commission on March 17, 2010, and are part of our Registration Statement on Form S-3 (File No. 333-148653).  Interested investors should read the Registration Statement and all documents incorporated therein.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The description of the amendment to the sales agreement is qualified by reference to the complete agreement that is attached hereto as an exhibit and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2010, CapLease, Inc. amended its Articles of Incorporation solely to increase the number of authorized shares of 8.125% Series A Cumulative Redeemable Preferred Stock.  The amendment was filed in connection with the amendment to the sales agreement discussed in Item 1.01 above, and increases the authorized number of shares of Series A Preferred Stock by 1 million shares, to 2,610,000 shares, from 1,610,000 shares.  A copy of the Company’s Articles of Amendment, as filed with the Maryland State Department of Assessments and Taxation, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
3.1	Articles of Amendment to Articles Supplementary with respect to the 8.125% Series A Cumulative Redeemable Preferred Stock

10.1	First Amendment to Sales Agreement, dated as of March 17, 2010, between Brinson Patrick Securities Corporation and CapLease, Inc.

10.2	Sales Agreement, dated as of October 9, 2009, between Brinson Patrick Securities Corporation and CapLease, Inc. (incorporated by reference to our Form 8-K filed October 9, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

DATE: March 17, 2010	By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel &
Corporate Secretary